EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 7, 1999, included in this Form 10-K into Consolidated Graphics, Inc. previously filed Registration Statement Files No. 333-57927 on Form S-3, No. 333-63455 on Form S-3, No. 333-65677 on Form S-3, No.
333-62317 on Form S-4, No. 33-87192 on Form S-8, No. 333-13737 on Form S-8, No.
333-18435 on Form S-8 and No. 333-66019 on Form S-8.

ARTHUR ANDERSEN LLP

Houston, Texas
June 11, 1999